UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: September 29, 2011

NovaBay Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5980 Horton Street, Suite 550, Emeryville, CA   94608
(Address of Principal Executive Offices)   (Zip Code)

(510) 899-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2011, the Compensation Committee and the Board of Directors approved, and Novabay and its Chief Executive Officer, Dr. Ramin Najafi, agreed to, a change in the compensation of Dr. Najafi.  Pursuant to this agreement, Dr. Najafi's salary has been reduced by thirty percent (30%) for one year, from October 1, 2011 to September 30, 2012.  In connection with the reduction in salary, Dr. Najafi was granted 152,673 shares of restricted stock, which number of shares equals the aggregate dollar amount of cash reduction in salary, plus a premium equivalent of 25%, divided by $0.90, the Fair Market Value (FMV) of the NovaBay common shares on September 29, 2011, the date of the grant.  The shares are subject to a right of repurchase and will vest eighteen (18) months from date of grant.  NovaBay’s and Dr. Najafi’s agreement to reduce Dr. Najafi's salary and grant the restricted stock was made to strengthen NovaBay’s cash position.  The agreement will be reflected in an amendment to Dr. Najafi's employment agreement with NovaBay.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc. (Registrant)

By:	/s/ Thomas J. Paulson
Thomas J. Paulson
Chief Financial Officer and Treasurer

Dated: October 4, 2011